Exhibit 21.1

SUBSIDIARIES

NAME	STATE OF ORGANIZATION
Concentra Akron, L.L.C.	Delaware
Concentra Arkansas, L.L.C. (doing business as Concentra Medical Centers)	Delaware
Concentra Birmingham, L.L.C. (doing business as Concentra Medical Centers)	Delaware
Concentra Health Services, Inc. (doing business as Concentra Medical Centers)	Nevada
Concentra Integrated Services, Inc.	Massachusetts
Concentra Laboratory, L.L.C. (doing business as Advanced Toxicology Network)	Delaware
Concentra Managed Care Business Trust	Massachusetts
Concentra Management Services, Inc. (doing business as Concentra Medical Centers)	Nevada
Concentra New Orleans, L.L.C. (doing business as Concentra Medical Centers)	Delaware
Concentra Occupational Healthcare Harrisburg, L.P. (doing business as Concentra Medical Centers)	Pennsylvania
Concentra Preferred Business Trust	Massachusetts
Concentra Preferred Systems, Inc.	Delaware
Concentra South Carolina, L.L.C. (doing business as Concentra Medical Centers)	Delaware
Concentra St. Louis, L.L.C. (doing business as Concentra Medical Centers)	Delaware
Concentra-UPMC, L.L.C (doing business as Concentra Medical Centers)	Delaware
Concentra Vanderbilt, L.L.C. (doing business as Concentra Medical Centers)	Delaware
Concentra Winston-Salem, L.L.C. (doing business as Concentra Medical Centers)	Delaware
CRA Managed Care of Washington, Inc.	Washington
CRA-MCO, Inc.	Nevada
First Notice Systems, Inc.	Delaware
Focus Healthcare Business Trust	Massachusetts
Focus Healthcare Management, Inc.	Tennessee
HealthNetwork Systems LLC	Delaware
Managed Prescription Program Joint Venture	Arizona
Medical Network Systems LLC	Delaware
MetraComp, Inc	Connecticut
National Healthcare Resources, Inc.	Delaware
NHR Washington, Inc	Delaware
OccuCenters I, L.P. (doing business as Concentra Medical Centers; Concentra)	Texas
Occupational Health Ventures, L.L.C (doing business as Concentra Medical Centers)	Pennsylvania
OCI Holdings, Inc.	Nevada
OHC of Oklahoma, L.L.C. (doing business as Concentra Medical Centers)	Oklahoma
Tucson Occupational Medicine Partnership (doing business as Concentra Medical Centers)	Arizona